Exhibit 4.2

NUMBER	SHARES

XFLH CAPITAL CORPORATION

A LIMITED COMPANY ORGANIZED UNDER THE LAWS OF THE CAYMAN ISLANDS

SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT IS THE OWNER OF	CUSIP

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH
OF THE ORDINARY SHARES OF

XFLH CAPITAL CORPORATION

transferable on the books of XFLH Capital Corporation, a Cayman Islands exempt limited company (the “Company”), in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The Company will be forced to liquidate if it is unable to complete an initial business combination within the period of time as set forth in the Company’s Amended and Restated Memorandum of Association, as the same may be amended from time to time, all as more fully described in the Company’s final prospectus dated [_________].

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

Director	[Seal]	Chief Financial Officer

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT — MIN ACT	Custodian

				(Cust)	(Minor)
TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

XFLH Capital Corporation

The Company will furnish without charge to each holder of Ordinary Shares of the Company who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Amended and Restated Memorandum and Articles of Association and all amendments thereto and resolutions of the Board of Directors providing for the issue of Ordinary Shares of the Company (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Ordinary Shares of the Company represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________________ Attorney to transfer the said stock on the books of the within named Company will full power of substitution in the premises.

Dated __________________________________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s)	Guaranteed:

____________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account only in the event that (i) the Company is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Company’s Amended and Restated Memorandum of Association, as the same may be amended from time to time (the “M&As”) or (ii) if the holder seeks to redeem its shares upon consummation of, or sell its shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the M&As. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.